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                                                           EXHIBIT 4.3

                        STOCK OPTION AGREEMENT


     THIS AGREEMENT, dated as of the 14th day of August, 1991 by and between SYNTRO CORPORATION, a Delaware corporation (the "Corporation"), and H. Lowell Thomas of Overland Park, Kansas (the "Optionee"),

                         W I T N E S S E T H:

     WHEREAS, the Optionee is a consultant of the Corporation who is performing certain services for the Corporation; and

     WHEREAS, the Optionee has performed, and will continue to perform, services to the Corporation that are an integral part of the Corporation's operational activities and are and will be expected to be of substantial benefit to the Corporation; and

     WHEREAS, the Corporation wishes to give the Optionee an incentive to increase his efforts on behalf of the Corporation by granting him an option to purchase an equity interest in the Corporation;

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Option; Number of Shares; Price. The Corporation hereby grants to the Optionee an Option to purchase, in the aggregate, up to 1,000 shares of the one cent ($0.01) per share Par Value Common Stock of the Corporation (the "Shares") at the price of Three and 50/100 Dollars ($3.50) per Share (the "Option Price").

     2. Exercise. The Optionee may exercise this Option in whole or in part any time six (6) months after the date hereof by purchasing shares on or before the Expiration Date provided below.

                Shares                 Exercise Date

                1,000                  February 14, 1992

     Subject to the provisions of Paragraph 3 herein below, the Optionee may exercise this Option at any time while he is in the employ of Syntro to the extent exercisable on or after the applicable Exercise Date (i.e., to the extent not exercised, installments accumulate and may be exercised in subsequent periods), but in all cases must be exercised on or before August 14, 2001, at which time the rights granted hereunder shall terminate.

     In order for the Optionee to exercise this Option, in whole or in part, the Optionee shall deliver to the Corporation written notice of his or her

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exercise, specifying the number of Shares as to which said option is being exercised, which notice shall be accompanied by the Optionee's certified or cashier's check in the amount equal to the number of shares then being purchased multiplied by the Option Price. In the case of the Optionee's proper exercise of this Option, the Corporation shall forthwith deliver to the Optionee one or more certificates evidencing the number of shares purchased pursuant to said exercise.

     3. Option Period. The term of this Option shall commence on the date first written above and the Option shall expire on August 14, 2001; provided, however, that the Option and all rights granted the Optionee hereunder shall terminate upon the date that is (a) thirty (30) days following the Optionee's last day of employment by the Corporation, if the reason for such termination of employment is other than the Optionee's death or permanent disability, or
(b) three hundred sixty (360) days following the Optionee's last day of employment, if the reason for such termination or employment is the death or permanent disability of the Optionee; and, provided further, that in the event of the termination of the Optionee's employment by the Corporation for any reason, such Option may be exercised by the Optionee or his successor-in-interest for not more than the maximum number of Shares that the Optionee was entitled to purchase on the date he ceased to be a consultant of Syntro. Any Shares not purchased pursuant to the exercise of this Option on or before the expiration or termination of this Agreement shall not be subject to purchase hereunder.

     4. Non-Transferability. This Option and the right of the Optionee granted hereunder shall be personal to the Optionee and shall not be transferable or assignable, in whole or in part, by the Optionee to any other person.

     5. Investment Representation. The Optionee warrants and represents to the Corporation that he/she is acquiring this Option and the Shares upon exercise thereof for his own account for investment purposes and not with a view to distribution, as defined in the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations of the Securities Exchange Commission promulgated thereunder.

     The Optionee further agrees that he will not sell, assign, transfer or pledge this option or any Shares purchased by him pursuant to the exercise of the Option, unless and until either (i) a registration statement under the Act covering said Shares becomes effective, or (ii) the Corporation has received an opinion of counsel in form and substance satisfactory to the Corporation and its counsel that such sale, transfer, assignment, or pledge may be accomplished without registration under said Act.

     6. Change in Number of Shares. In the event that the outstanding shares of common stock of the Corporation shall be changed in number or class by reason of stock splits, combination or exchange of shares, or similar capital adjustments, or by reason of any merger, consolidation, recapitalization, or reorganization, occurring after the date of granting of this Option and prior to its exercise in full, the number and kind of Shares for which this Option may then be exercised and the Option Price per Share

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shall be proportionately and appropriately adjusted so as to reflect such change, all as determined by the Board of Directors of the Corporation.

     7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successor-in-interest. All parties bound by this Agreement shall take any and all actions necessary or appropriate to effectuate the purpose and provisions hereof.

     8. Notices. Any and all notices, offers, acceptances, consent, elections, or any other communications hereunder shall be deemed to have been delivered three business days following the date of mailing thereof by certified mail, postage prepaid, and addressed to the party at the address shown on the signature page hereof or such other address as a party shall give written notice of to the other party.

     9. Extension of Time to Perform. Whenever the time for the performance of any action or condition contained in this Agreement falls on a Sunday or holiday, such time shall be extended to the next business day.

     10. Captions. The captions used in this Agreement are for convenience only and are not intended to limit or define the scope or intent of any paragraph.

     11. Contents of this Agreement. This Agreement sets forth the entire understanding of the parties hereto and it may not be modified, released, or discharged, in whole or in part, except by an agreement signed by all the parties hereto. The preambles of this Agreement are hereby incorporated herein by this reference.

     12. Governing Law; Severability. This Agreement shall be construed and enforced, and all questions concerning compliance by any person with its terms shall be determined under the laws of the State of Delaware. All provisions of this Agreement are severable and this Agreement shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained herein, and partially valid and enforceable provisions shall be enforced to the extent valid and enforceable.

     13. Multiple Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Optionee has executed this instrument and the Corporation has caused this instrument to be signed by its duly authorized officers and its corporate seal to be hereunto affixed, all on the date and year first above written.

                                       SYNTRO CORPORATION
                                       9669 Lackman Road
                                       Lenexa, KS  66219


                                       By: /s/ J. Donald Todd
                                          _________________________________
                                          Its President

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ATTEST:

 /s/ Janice E. Katterhenry
______________________________
Its Secretary


                                       /s/ H. Lowell Thomas
                                       ____________________________________
                                       H. Lowell Thomas
                                       9800 W. 106th Street
                                       Overland Park, KS  66212